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                                                                   Exhibit (a-6)


                       AMENDMENT TO DECLARATION OF TRUST

                                       OF
                             PACIFIC CAPITAL FUNDS

         The undersigned, Secretary of Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust of the Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on December 17, 2003, pursuant to the resolutions attached as Exhibit A hereto:


         1. there is hereby established an additional series of share of the Trust, which shall be designated as the Pacific Capital Mid-Cap Fund series, which shall have Class A and Class Y shares. The shares of such series and each Class thereof shall have all of the rights and preferences with respect to series and classes of shares of the Trust set forth in the Declaration of Trust.



         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this 29th day of December, 2003.



                                              /s/ Ryan M. Louvar
                                              Name:  Ryan M. Louvar
                                              Title:  Secretary
                                              Address: 60 State Street
                                              Suite 1300
                                              Boston, Massachusetts 02109



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                                 ACKNOWLEDGEMENT

STATE OF MASSACHUSETTS     )
                   ss:     )
COUNTY OF SUFFOLK          )



         On this 29th day of December, 2003, before me, a Notary Public in and for said State, duly commissioned and sworn, personally appeared Ryan M. Louvar, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed in this instrument, and acknowledged to me that he subscribed his name on the within instrument.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                           /s/ Michael Cifelli

                                           ------------------------
                                           Notary Public


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                                                                       EXHIBIT A

                              PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                 AT A REGULAR MEETING HELD ON DECEMBER 17, 2003



                  RESOLVED, that the Board of Trustees hereby establishes the Pacific Capital Mid-Cap Fund series (the "Mid-Cap Fund") of the Trust, in accordance with Section 6.1 of the Declaration of Trust of the Trust.

                  RESOLVED FURTHER, that shares of beneficial interest of the Mid-Cap Fund ("Shares") shall be classified into Class A Shares and Class Y Shares.

                  RESOLVED FURTHER, that the Amendment to the Declaration of Trust of the Trust, in the form presented to this meeting, is hereby approved.